UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

DUBLI, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 N. Andrews Avenue, Suite 200

Ft. Lauderdale, FL 33309
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561)362-2381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On May 6, 2015, DubLi, Inc, (“Company” or “DubLi”) announced the appointment of six new Directors and a new Chairman of the Board. The new appointments made by Company’s majority stockholder expand the Board to seven members, of which five will be independent Directors. The new Board will be seated approximately 20 calendar days after mailing of the Information Statement to stockholders in accordance with SEC regulations. The director nominees include David Pollei, CEO of Blair Cannon Financial; Gary Baughman, former CEO of Fisher-Price Toys; Gregory J. Newell, former United States Ambassador to Sweden; Ivan Braiker, previously President and Chief Executive Officer of Hipcricket; Mitch Hill, former President and CFO of Buy.com; and Peter Harris, current CEO of Spartan College of Aeronautics and Technology.

The press release dated May 6, 2015, announcing the forgoing changes, is furnished as Exhibit 99.1 to this report.

On May 6, 2015, the Company issued a press release announcing its corporate name change from DubLi Inc. to Ominto, Inc. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release issued by DubLi, Inc. on May 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: May 6, 2015
By: /s/ Michael B. Hansen
Michael B. Hansen
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Title

99.1	Press release issued by DubLi, Inc. on May 6, 2015.

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